   As Filed With the Securities and Exchange Commission on February 5, 1997
                                                  Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                                 HELISYS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       95-4552813
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                24015 Garnier Street, Torrance, California 90505
                    (Address of Principal Executive Offices)

                              -------------------

                           1995 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              -------------------


                                Dave T. Okazaki
                            Chief Financial Officer
                                 Helisys, Inc.
                              24015 Garnier Street
                           Torrance, California 90505
                    (Name and address of agent for service)


                                 (310) 891-0600
         (Telephone number, including area code, of agent for service)


                                    Copy to:
                              Nick E. Yocca, Esq.
         Stradling, Yocca, Carlson & Rauth, A Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660


                      (Facing page continued on next page)

                         This document contains 8 pages
                           Exhibit Index is on Page 8

                            (Facing page continued)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                        Proposed Maximum     Proposed Maximum
Title of Securities      Amount To Be    Offering Price     Aggregate Offering       Amount Of
To Be Registered          Registered      Per Share (1)           Price           Registration Fee
-----------------------------------------------------------------------------------------------------
  Common Stock,             500,000          $2.00             $1,000,000             $303.03
  $.001 par value           shares
--------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low prices of the Common Stock of the registrant as reported on the Nasdaq National Market System on February 4, 1997.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Form 10-KSB for the period ended July 31, 1996, as amended by its Form 10-KSB/A, Amendment No. 1, containing the audited financial statements of Registrant for its fiscal year ended July 31, 1996.

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended October 31, 1996.

     (c) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the last fiscal quarter covered by the Annual Report on Form 10-KSB, as amended, referred to in (a) above.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

        Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended, eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

     (b) The Registrant's Certificate of Incorporation, as amended, provides that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the

Delaware General Corporation Law. The Registrant's Bylaws provide for a similar indemnity to directors and officers of the Registrant to the fullest extent authorized by the Delaware General Corporation Law.

     (c) The Registrant's Certificate of Incorporation, as amended, also gives the Registrant the ability to enter into indemnification agreements with each of its directors and officers. The Registrant has entered into indemnification agreements with each of its directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

        Not Applicable.

Item 8.  Exhibits.
         --------

     4.1  Helisys, Inc. 1995 Stock Incentive Plan (Incorporated by reference to
          Exhibit 10.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-99244-LA)).

     4.2  Amendment to 1995 Stock Incentive Plan adopted January 7, 1997.

     5.1  Opinion of Stradling, Yocca, Carlson & Rauth.

     23.1 Consent of Stradling, Yocca, Carlson & Rauth (included in Exhibit
          5.1).

     23.2 Consent of Arthur Andersen LLP.

     24.1 Power of Attorney (included on the signature page to the Registration Statement).

Item 9.  Undertakings.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any additional or changed material information on the plan of distribution.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

          (2) That, for the purpose of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 31st day of January, 1997.


                              HELISYS, INC.


                              By: /s/ MICHAEL FEYGIN
                                  ______________________________________
                                  Michael Feygin
                                  President and Chief Executive Officer


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Helisys, Inc., do hereby constitute and appoint Michael Feygin or Dave T. Okazaki or either of them,as our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                         Title                          Date
    ---------                         -----                          ----
/s/ MICHAEL FEYGIN      Chief Executive Officer,                January 24, 1997
-------------------      President and Director
Michael Feygin          (Principal Executive Officer)


/s/ DAVE T. OKAZAKI     Chief Financial Officer and             January 23, 1997
-------------------     Director (Principal Financial and
Dave T. Okazaki         Accounting Officer)


/s/ ROBERT CRANGLE      Director                                January 25, 1997
------------------
Robert Crangle

/s/ FREDERICK M. HANEY          Director                        January 24, 1997
----------------------
Frederick M. Haney


/s/ B. ALLEN LAY                Director                        January 23, 1997
----------------------
B. Allen Lay

                                 EXHIBIT INDEX

Exhibit
Number                                    Description
------                                    -----------
 4.1          Helisys, Inc. 1995 Stock Incentive Plan.*
 4.2          Amendment to 1995 Stock Incentive Plan adopted January 7, 1997.
 5.1          Opinion of Stradling, Yocca, Carlson & Rauth.
23.1          Consent of Stradling, Yocca, Carlson & Rauth (Included in Exhibit
              5.1).
23.2          Consent of Arthur Andersen LLP.
24.1          Power of Attorney (included on the signature page to the
              Registration Statement)

-----------
   * Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-99244-LA)